            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------------------------
                                       GIVE THE NAME AND
                                       SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:              NUMBER OF --
-------------------------------------------------------------------
 1.  An individual's account           The individual
 2.  Two or more individuals (joint    The actual owner of the
     account)                          account or, if combined
                                       funds, any one of the
                                       individuals(1)
 3.  Husband and wife (joint           The actual owner of the
     account)                          account or, if joint funds,
                                       either person(1)
 4.  Custodian account of a minor      The minor(2) (Uniform Gift
                                       to Minors Act)
 5.  Adult and minor (joint            The adult or, if the minor
     account)                          is only contributor, the
                                       minor(1)
 6.  Account in the name of            The ward, minor, or incompe-
     guardian or committee for a       tent person(3)
     designated ward, minor, or
     incompetent person
 7.  a. The usual revocable savings    The grantor-trustee
        trust account (grantor is
        also trustee)
     b. So-called trust account        The actual owner
     that is not a legal or valid
        trust under State law
 8.  Sole proprietorship account       The owner(4)
-------------------------------------------------------------------
-------------------------------------------------------------------
                                       GIVE THE NAME AND
                                       EMPLOYER
                                       IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:              NUMBER OF --
-------------------------------------------------------------------
 9.  A valid trust, estate, or         Legal entity (Do not furnish
     pension trust                     the identifying number of
                                       the personal representative
                                       or trustee unless the legal
                                       entity itself is not
                                       designated in the account
                                       title.)(5)
10.  Corporate account                 The organization
11.  Religious, charitable, or         The organization
     educational organization
     account
12.  Partnership account held in       The partnership
     the name of the business
13.  Association, club, or other       The organization
     tax-exempt organization
14.  A broker or registered nominee    The broker or nominee
15.  Account with the Department of    The public entity
     Agriculture in the name of a
     public entity (such as a State
     or local government, school
     district, or prison) that
     receives agricultural program
     payments
-------------------------------------------------------------------

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter business or "doing business as" name. You may use either your SSN or EIN (if you have one).
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Internal Revenue Service Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at your local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:

     --  A corporation.
     --  A financial institution.
     -- An organization exempt from tax under section 501(a), or an individual retirement plan.
     --  The United States or any agency or instrumentality thereof.
     -- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
     -- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
     -- An international organization, or any agency or instrumentality thereof.
     -- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
     --  A real estate investment trust.
     --  A common trust fund operated by a bank under section 584(a).
     -- An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
     -- An entity registered at all times under the Investment Company Act of 1940.
     --  A foreign central bank of issue.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDINGS
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
     -- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
     --  Payments of patronage dividends not paid in money.
     --  Payments made by certain foreign corporations.
     --  Payments to nonresident aliens subject to withholding under Section
         1441.

SECTION 404(k) PAYMENTS MADE BY AN ESOP
Payments of interest not generally subject to backup withholding include the following:

     --  Payments of interest on obligations issued by individuals.
         Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
     -- Payments of tax-exempt interest (including exempt-interest dividends under section 852).
     --  Payments described in section 6049(b)(5) to nonresident aliens.
     --  Payments on tax-free covenant bonds under section 1451.
     --  Payments made by certain foreign organizations.
     --  Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM. SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE NOT A NON-RESIDENT OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations under those sections.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

Unless otherwise noted herein, all references to section numbers or regulations are references to the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.